UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     December 13, 2005

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building 309 West 7th Street, Suite 1600 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

Pursuant to the terms of the Cano Petroleum, Inc. (“Cano”) 2005 Long-Term Incentive Plan, on December 13, 2005, Cano issued non-qualified stock options exercisable into 25,000 shares of Cano common stock to each of its five non-employee directors:  Gerald W. Haddock, Donnie D. Dent, James D. Underwood, Randall Boyd and Morris B. Smith.  Each non-employee director received stock options exercisable into 25,000 shares of Cano common stock at an exercise price of $6.30 per share, the closing price of Cano common stock on the American Stock Exchange on December 13, 2005.  Each director’s stock options vest in whole on December 13, 2006 if such director is still a director of Cano on such date.

The form of Stock Option Agreement for these stock options is attached hereto as Exhibit 10.1.

As set forth in Cano’s Proxy Statement for its 2005 Annual Meeting, previously the Cano board of directors authorized that upon the approval of the Cano 2005 Long-Term Incentive Plan, no future grants of stock options would be made pursuant to Cano’s 2005 Directors’ Stock Option Plan.  Therefore, the stock options described above were granted pursuant to the Cano 2005 Long-Term Incentive Plan and not the 2005 Directors’ Stock Option Plan.  Currently, there are stock options exercisable into 125,000 shares of Cano common stock that previously were granted to Cano’s five non-employee directors under the Cano 2005 Directors’ Stock Option Plan and remain outstanding in accordance with the terms of the stock option agreements and the Cano 2005 Directors’ Stock Option Plan.

Item 9.01.         Financial Statements and Exhibits.

(d)      Exhibits

10.1      Form of Stock Option Agreement.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.
Date: December 19, 2005

	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Option Agreement.